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                                                                  Exhibit (g)(v)


                                     FORM OF
                          CUSTODIAN SERVICES AGREEMENT
                                   SCHEDULE A


                    PORTFOLIO                                 INCEPTION DATE
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Schwab 1000 Fund                                            April 4, 1991
Schwab Short Intermediate Government Bond Fund              November 4, 1991
Schwab California Long-Term Tax-Free Bond Fund              February 20, 1992
Schwab Long-Term Tax-Free Bond Fund                         September 11, 1992
Schwab Long-Term Government Bond Fund                       March 5, 1993
Schwab Short/Intermediate Tax-Free Bond Fund                April 21, 1993
Schwab California Short/Intermediate Tax-Free Bond Fund     April 21, 1993
Schwab Yield Plus Fund                                      September 1, 1999

                               SCHWAB INVESTMENTS
BY:
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NAME:    Tai-Chin Tung
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TITLE:   Treasurer and Principal Finance Officer
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                               PFPC TRUST COMPANY
                (Successor by merger to Provident National Bank)

BY:
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NAME:    Joseph T. Gramlich
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TITLE:   VICE PRESIDENT
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Dated:       June 1, 1999
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